Collective Brands Reports First Quarter 2010 Financial Results

Net Earnings $54 Million, up 43%; Earnings per Share, $0.83, up 41%; Record Quarterly EBITDA(1) of $115 Million

TOPEKA, KS -- (Marketwire - June 01, 2010) - Collective Brands, Inc. (NYSE: PSS) today reported financial results for its 2010 first quarter ended May 1, 2010. First quarter 2010 net earnings attributable to Collective Brands, Inc. were $54.2 million, or $0.83 per diluted share, compared to $38.0 million, or $0.59 per diluted share, in the first quarter of 2009.

First quarter 2010 earnings before interest, taxes, depreciation and amortization ("EBITDA")(1) were a record $115.2 million, an increase of $20.7 million over last year driven by a gross margin increase of 240 basis points. In addition, operating profit increased 34.9% as operating margin increased 230 basis points. Net debt(1) decreased $214.9 million, to $417.3 million. The Company also repaid $79.7 million of long term debt during the first quarter of 2010.

Collective Brands' first quarter 2010 net sales increased 1.8% to $878.8 million. This was driven by international sales growth of 23.1% from increases at both Payless and the Performance + Lifestyle Group ("PLG"). Collective Brands' comparable store sales(2) decreased 1.2%. Excluding the impact of foreign exchange rates, the net sales increase was 0.5% and the comparable store sales decrease was 2.2%.

"We had strong earnings growth globally as we connected with consumers by offering compelling and innovative product," said Matthew E. Rubel, Chairman, Chief Executive Officer and President of Collective Brands, Inc. "The strength of our business model, with a diverse portfolio of brands serving multiple consumers across different distribution channels and geographies, was evident in our first quarter results. We experienced strong global growth in a number of our Performance and Lifestyle Group brands and had excellent sales performance at Payless International to drive strong earnings and cash flow for the Company."

Rubel added, "Our wholesale backlog is up significantly and retail metrics such as customer conversion and customer satisfaction scores increased as well. Even though certain customer segments are still being negatively impacted by the economy, the resilience and diversity of our hybrid business model gives us confidence that we can generate continued growth in earnings."

Consolidated Quarterly Results -- Selected unaudited financial data (dollars in millions, except per share data) for the 13 weeks ended May 1, 2010 and May 2, 2009:

                                            1st Qtr   1st Qtr
                                              2010      2009     Change
                                            -------   -------   --------
Net sales                                   $ 878.8   $ 862.9   $   15.9
Gross margin %                                 38.3%     35.9%   240 bps
Operating profit                            $  81.6   $  60.5   $   21.1
Operating margin                                9.3%      7.0%   230 bps
EBITDA(1)                                   $ 115.2   $  94.5   $   20.7
Net earnings attributable to Collective
 Brands, Inc.                               $  54.2   $  38.0   $   16.2
Diluted earnings per share                  $  0.83   $  0.59   $   0.24

--  Net sales for the quarter increased 1.8% due to global growth at PLG led by Saucony, Sperry Top-Sider, and Keds; and in retail at Payless
    International.  Foreign exchange was also a favorable driver.
--  The gross margin rate increased 240 basis points due primarily to lower markdowns, as a result of a clean inventory position, and lower product costs.
--  Operating profit and operating margin increased $21.1 million and 230 basis points, respectively, as a result of higher net sales and gross margin expansion.
--  Loss on early extinguishment of debt was $0.8 million, which reduced diluted earnings per share by $0.01.

Inventory at the end of the first quarter was $467.4 million, down 2.8% versus last year due to lower product costs and a decrease in units. Aged inventory declined. Capital expenditures were $19.8 million for first quarter 2010, down $6.9 million over last year. The lower capital expenditures reflects the timing of certain technology and store investments. During the first quarter of 2010, Collective Brands added 27 new stores (14 Payless and 13 PLG), closed eight Payless stores, and relocated four Payless stores.

Retail Store Counts                  May 1, 2010 Jan. 30, 2010 May 2, 2009
                                     ------------ ------------ ------------
Payless ShoeSource                          4,476        4,470        4,520
Performance + Lifestyle Group                 376          363          356
                                     ------------ ------------ ------------
Total Stores                                4,852        4,833        4,876
                                     ============ ============ ============

As of May 1, 2010, the Company also franchised 13 Payless stores.

Free cash flow(1) for the first quarter of 2010 was $33.4 million, an increase of $2.7 million over the same period last year.

Quarterly Segment Results (dollars in millions)

                                2010       2009     $ Change   % Change
                              ---------  ---------  ---------  ---------
NET SALES
  Payless Domestic            $   546.6  $   570.8 ($    24.2)      (4.2%)
  Payless International       $   100.0  $    84.8  $    15.2       17.9%
  PLG Wholesale               $   173.4  $   148.8  $    24.6       16.5%
  PLG Retail                  $    58.8  $    58.5  $     0.3        0.5%
                              ---------  ---------  ---------  ---------
TOTAL                         $   878.8  $   862.9  $    15.9        1.8%
                              =========  =========  =========  =========

                                2010       2009     $ Change   % Change
                              ---------  ---------  ---------  ---------
OPERATING PROFIT
  Payless Domestic            $    49.3  $    42.2  $     7.1       16.8%
  Payless International       $     7.1  $     1.8  $     5.3      294.4%
  PLG Wholesale               $    23.3  $    14.3  $     9.0       62.9%
  PLG Retail                  $     1.9  $     2.2 ($     0.3)     (13.6%)
                              ---------  ---------  ---------  ---------
TOTAL                         $    81.6  $    60.5  $    21.1       34.9%
                              =========  =========  =========  =========

                                2010       2009       Change
                              ---------  ---------  ---------
OPERATING MARGIN
  Payless Domestic                  9.0%       7.4%   160 bps
  Payless International             7.1%       2.1%   500 bps
  PLG Wholesale                    13.4%       9.6%   380 bps
  PLG Retail                        3.2%       3.8%   (60)bps
                              ---------  ---------  ---------
TOTAL                               9.3%       7.0%   230 bps
                              =========  =========  =========

--  Payless Domestic - Net sales decreased due to a 3.3% comparable store sales decrease and 59 fewer stores.  Lower store traffic, particularly in the southwestern and California markets, drove the sales decline, as core Payless Domestic customers continue to be impacted by unemployment.  The sales decrease was partially offset by sales gains in accessories, sandals, and fitness/toning. Operating margin increased due to gross margin expansion.
--  Payless International - Net sales were higher driven by a 14.0%
    comparable store sales increase as a result of both favorable foreign exchange rates in Canada and stronger business performance.  In addition, the Company operated 15 more net new stores internationally with the growth coming in Latin America. Operating profit increased due primarily to expense leverage in virtually all regions.
--  PLG Wholesale - Net sales increased due to higher sales at Saucony,
    Sperry Top-Sider, and Keds domestically and internationally.  Operating profit increased due to gross margin rate expansion coupled with the higher net sales.  Amortization of intangible assets due to the acquisition of the Stride Rite Corporation was approximately $3 million, or $0.03 per share, in the quarter.
--  PLG Retail - Net sales were about flat due to 15 additional stores offset in part by a 3.1% comparable store sales decline. Operating profit declined due to costs related to opening new stores.

Outlook for Collective Brands

--  The Company intends to reduce its ratio of Net Debt to EBITDA(1)
    to approximately 1x by the end of fiscal 2010.
--  The 2010 effective tax rate is expected to be approximately 20%
    excluding discrete events.
--  Depreciation and amortization for 2010 is expected to total approximately $140 million.
--  Capital expenditures in 2010 are expected to total approximately $100 million.
--  Year-end 2010 retail store count is expected to increase by approximately 30 stores, net of store closings. The Company revised its fiscal year net store count projection due to successfully improving the profitability of its low-volume stores. In addition, the
    Company anticipates having approximately 35 franchise stores, in total, in five countries by year-end.

                           Open   Close   Change
                          ------- ------- ------
Payless
  Payless Domestic             60      80    (20)
  Payless International        40      10     30
                          ------- ------- ------
Payless Total                 100      90     10
PLG Total                      20       0     20
                          ------- ------- ------
Collective Brands Total       120      90     30
                          ======= ======= ======

Notes to Financial Data

(1) This release contains certain non-GAAP financial measures. These measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help explain underlying performance trends in Collective Brands' business and provide useful information to both management and investors. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Please see the reconciliations of the non-GAAP financial measures after the condensed consolidated statements of cash flows. The measures used in this release are as follows:

EBITDA -- Defined as earnings before interest, taxes, depreciation and amortization. EBITDA reflects the Company's core operating performance by excluding the impact of the effect of financing and investing activities by eliminating the effects of interest, depreciation and amortization costs.

Free cash flow -- Defined as cash flow provided by operating activities less capital expenditures. Free cash flow provides useful information about the Company's liquidity, its ability to make investments and to service debt.

Net debt -- Defined as total debt minus cash and cash equivalents. Net debt provides useful information about the relationship between our long-term debt obligations and our cash and cash equivalents balance at a point in time.

(2) Comparable store sales include Payless stores from all regions and PLG stores.

About Collective Brands and Forward-Looking Statements

Collective Brands, Inc. is a leader in bringing compelling lifestyle, fashion and performance brands for footwear and related accessories to consumers worldwide. Collective Brands, Inc. is the holding company for Payless ShoeSource, Collective Brands Performance + Lifestyle Group, and Collective Licensing International. Payless ShoeSource is the largest specialty family footwear retailer in the Western Hemisphere. It is dedicated to democratizing fashion and design in footwear and accessories and inspiring fun, fashion possibilities for the family at a great value. The Collective Brands Performance + Lifestyle Group markets lifestyle and performance branded footwear for children and adults sold primarily through wholesale and retail under well-known brand names including Stride Rite, Saucony, Sperry Top-Sider, Keds, and Robeez. Collective Licensing International is a leading youth lifestyle marketing and global licensing business. Information about, and links for shopping at, each of Collective Brands' units can be found at www.collectivebrands.com.

This release contains forward-looking statements. The statements in this news release regarding the business outlook, expected performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The words "expected," "intends," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to forward-looking statements, management has made assumptions regarding, among other things, customer spending patterns, weather, pricing, operating costs, the timing of various events and the economic and regulatory environment. A variety of factors could cause actual results and experience to differ materially from the anticipated results or expectations expressed in forward-looking statements. These risks and uncertainties that may affect the operations, performance, and results of Collective Brands' business include, but are not limited to, outcomes of or future litigation including intellectual property and employment litigation; the inability to renew material leases, licenses, or contracts upon their expiration; the ability to identify and negotiate leases for new locations on acceptable terms or to terminate unwanted leases on acceptable terms; changes in consumer preferences, spending patterns and overall economic conditions; the impact of competition and pricing; changes in weather patterns; the financial condition of suppliers; changes in existing or potential duties, tariffs or quotas and the application thereof; changes in relationships between the U.S. and foreign countries as well as between foreign countries; changes in relationships between Canada and foreign countries; economic and political instability in foreign countries, or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the Company sources are located or in which the Company operates stores or otherwise does business; changes in trade, intellectual property, customs and/or tax laws; fluctuations in currency exchange rates, e.g. changes in the value of the dollar relative to the Chinese yuan or Canadian dollar; the ability to hire, train and retain associates; performance of other parties in strategic alliances; general economic, business and social conditions in the countries from which Collective Brands sources products, supplies or has or intends to open stores; the ability to comply with local laws in foreign countries; threats or acts of terrorism or war; strikes, work stoppages and/or slowdowns by unions that play a significant role in the manufacture, distribution or sale of product; changes in commodity prices such as oil; and other risks referenced from time to time in filings of ours with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended January 30, 2010 in Part I, Item 1A, "Risk Factors". Collective Brands believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Collective Brands is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Collective Brands does not undertake any obligation to release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The unaudited condensed consolidated statements of earnings, balance sheets and statements of cash flows have been prepared in accordance with the Company's accounting policies as described in the Company's 2009 Form 10-K, on file with the Securities and Exchange Commission, are subject to reclassification and adjustments and should be read in conjunction with the 2009 Annual Report to Shareowners. In the opinion of management, this information is fairly presented and all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods have been included.

                          COLLECTIVE BRANDS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                (UNAUDITED)

(dollars and shares in millions, except per share data)    13 Weeks Ended
                                                          ----------------
                                                           May 1,   May 2,
                                                            2010     2009
                                                          -------  -------

Net sales                                                 $ 878.8  $ 862.9

Cost of sales                                               542.1    553.1

                                                          -------  -------
Gross margin                                                336.7    309.8

Selling, general and administrative expenses                255.1    249.3

                                                          -------  -------
Operating profit from continuing operations                  81.6     60.5

Interest expense                                             13.4     16.4

Interest income                                              (0.2)    (0.6)

Loss on early extinguishment of debt                          0.8        -

                                                          -------  -------
Net earnings from continuing operations before income
 taxes                                                       67.6     44.7

Provision for income taxes                                   11.6      6.4

                                                          -------  -------
Net earnings from continuing operations                      56.0     38.3

Loss from discontinued operations, net of income taxes          -     (0.1)

                                                          -------  -------
Net earnings                                                 56.0     38.2

Net earnings attributable to noncontrolling interests        (1.8)    (0.2)

                                                          -------  -------
Net earnings attributable to Collective Brands, Inc.      $  54.2  $  38.0
                                                          =======  =======

Basic earnings per share attributable to Collective
 Brands, Inc. common shareholders:
     Earnings from continuing operations                  $  0.84  $  0.59
     Loss from discontinued operations                          -        -
                                                          -------  -------
Basic earnings per share attributable to Collective
 Brands, Inc. common shareholders:                        $  0.84  $  0.59
                                                          =======  =======

Diluted earnings per share attributable to Collective
 Brands, Inc. common shareholders:
     Earnings from continuing operations                  $  0.83  $  0.59
     Loss from discontinued operations                          -        -
                                                          -------  -------
Diluted earnings per share attributable to Collective
 Brands, Inc. common shareholders:                        $  0.83  $  0.59
                                                          =======  =======

Basic weighted average shares outstanding                    63.4     63.1

Diluted weighted average shares outstanding                  64.6     63.1

                          COLLECTIVE BRANDS, INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                (UNAUDITED)

                                                        May 1,     May 2,
(dollars in millions)                                    2010       2009
                                                      ---------  ---------

ASSETS:

Current assets:
    Cash and cash equivalents                         $   352.4  $   260.8
    Accounts receivable, net                              116.6       99.4
    Inventories                                           467.4      480.7
    Current deferred income taxes                          38.3       34.5
    Prepaid expenses                                       61.3       57.0
    Other current assets                                   19.8       20.3
    Current assets of discontinued operations                 -        0.8
                                                      ---------  ---------
Total current assets                                    1,055.8      953.5

Property and Equipment:
    Land                                                    6.9        8.6
    Property, buildings and equipment                   1,421.0    1,476.6
    Accumulated depreciation and amortization            (975.6)    (971.4)
                                                      ---------  ---------
    Property and equipment, net                           452.3      513.8

Intangible assets, net                                    441.2      441.0
Goodwill                                                  279.8      281.6
Deferred income taxes                                       7.2        5.0
Other assets                                               43.9       41.5
                                                      ---------  ---------

TOTAL ASSETS                                          $ 2,280.2  $ 2,236.4
                                                      =========  =========

LIABILITIES AND EQUITY:

Current liabilities:
    Current maturities of long-term debt              $     6.1  $     7.1
    Accounts payable                                      225.3      144.7
    Accrued expenses                                      161.0      190.1
    Current liabilities of discontinued operations            -        1.9
                                                      ---------  ---------
Total current liabilities                                 392.4      343.8

Long-term debt                                            763.6      885.9
Deferred income taxes                                      65.2       52.4
Other liabilities                                         226.2      262.0
Noncurrent liabilities of discontinued operations             -        0.3

Equity:
    Collective Brands, Inc. shareowners' equity           802.9      667.0
    Noncontrolling interests                               29.9       25.0
                                                      ---------  ---------

Total equity                                              832.8      692.0
                                                      ---------  ---------

TOTAL LIABILITIES AND EQUITY                          $ 2,280.2  $ 2,236.4
                                                      =========  =========

                          COLLECTIVE BRANDS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (UNAUDITED)

                                                           13 Weeks Ended
                                                          ----------------
                                                           May 1,   May 2,
(dollars in millions)                                       2010     2009
                                                          -------  -------

OPERATING ACTIVITIES:
Net earnings                                              $  56.0  $  38.2
Loss from discontinued operations, net of income taxes          -      0.1
Adjustments for non-cash items included in net earnings:
    Loss on impairment and disposal of assets                 1.0      0.8
    Depreciation and amortization                            34.3     34.8
    Provision for losses on accounts receivable               0.6      0.2
    Share-based compensation expense                          4.8      4.4
    Deferred income taxes                                     1.9     (0.5)
    Loss on extinguishment of debt                            0.8        -
    Other, net                                                  -     (0.1)
Changes in working capital:
    Accounts Receivable                                     (21.6)    (1.4)
    Inventories                                             (23.0)    11.9
    Prepaid expenses and other current assets               (11.4)     7.2
    Accounts payable                                         32.1    (27.6)
    Accrued expenses                                        (19.5)    (9.3)
Changes in other assets and liabilities, net                 (2.8)    (1.0)
Contributions to pension plans                                  -     (0.7)
Net cash provided by discontinued operations                    -      0.4
                                                          -------  -------

Cash flow provided by operating activities                   53.2     57.4
                                                          -------  -------

INVESTING ACTIVITIES:
Capital expenditures                                        (19.8)   (26.7)
                                                          -------  -------

Cash flow used in investing activities                      (19.8)   (26.7)
                                                          -------  -------

FINANCING ACTIVITIES:
Repayment of debt                                           (79.7)   (20.2)
Issuances of common stock                                     7.8      0.2
Purchases of common stock                                    (4.5)    (0.5)
Contributions by noncontrolling interests                     0.7      2.7
Distribution to noncontrolling interests                     (2.0)    (0.8)
                                                          -------  -------

Cash flow used in financing activities                      (77.7)   (18.6)
                                                          -------  -------

Effect of exchange rate changes on cash                       3.2     (0.6)

(Decrease) increase in cash and cash equivalents            (41.1)    11.5

Cash and cash equivalents, beginning of year                393.5    249.3
                                                          -------  -------
Cash and cash equivalents, end of period                  $ 352.4  $ 260.8
                                                          =======  =======

                          COLLECTIVE BRANDS, INC.
            CALCULATION OF NON-GAAP CONSOLIDATED FREE CASH FLOW
                                (UNAUDITED)

(dollars in millions)

                                                           13 weeks ended
                                                          -----------------
                                                           May 1,   May 2,
                                                            2010     2009
                                                          -------- --------

Cash flow provided by operating activities                $   53.2 $   57.4
Less:  Capital expenditures                                   19.8     26.7
                                                          -------- --------
Free cash flow                                            $   33.4 $   30.7
                                                          ======== ========

                          COLLECTIVE BRANDS, INC.
              CALCULATION OF NON-GAAP CONSOLIDATED NET DEBT
                                (UNAUDITED)

(dollars in millions)

                                                           May 1,   May 2,
                                                            2010     2009
                                                          -------- --------

Total debt:                                               $  769.7 $  893.0
Less:  cash and cash equivalents                             352.4    260.8
                                                          -------- --------
Net debt                                                  $  417.3 $  632.2
                                                          ======== ========

                          COLLECTIVE BRANDS, INC.
          RECONCILIATION OF GAAP NET EARNINGS TO NON-GAAP EBITDA
                                (UNAUDITED)

(dollars in millions)

                                                    13 weeks     13 weeks
                                                     ended        ended
                                                  May 1, 2010  May 2, 2009
                                                  ------------ ------------
Net earnings                                      $       56.0 $       38.2

Loss from discontinued operations, net of tax                -          0.1

Provision for income taxes                                11.6          6.4

Net interest expense (including loss on early
 extinguisment of debt)                                   14.0         15.8

Depreciation and amortization                             33.6         34.0
                                                  ------------ ------------

EBITDA                                            $      115.2 $       94.5
                                                  ============ ============

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(785) 559-5321

Media Contact:
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(612) 928-0202